Exhibit 99.1

3020 Old Ranch Parkway, Suite 200

Seal Beach, California 90740 USA

562.493.2804   fax: 562.546.0097

www.cleanenergyfuels.com

CLEAN ENERGY REPORTS THIRD QUARTER 2007

FINANCIAL RESULTS

For Immediate Release

Seal Beach, Calif. — November 12, 2007 — Clean Energy Fuels Corp. (NASDAQ: CLNE) today announced financial results for the three and nine month periods ended September 30, 2007.

Financial Results

Revenue for the third quarter of 2007 increased to $29.2 million, up from $22.2 million in the third quarter of the prior year.  For the nine months ended September 30, 2007, revenue grew to $88.0 million, compared with $64.8 million in the same period in 2006.

Net loss for the third quarter of 2007 was $1.5 million, or $0.03 per share, compared with a net loss of $58.8 million, or $1.72 per share, in the third quarter of 2006.  Net loss for the nine month period ended September 30, 2007 was $6.0 million, or $0.15 per share, compared with a net loss of $62.9 million, or $2.04 per share, in the nine month period ended September 30, 2006.  Net loss amounts for the three and nine month periods ended September 30, 2006 include derivative losses from the Company’s prior hedging practices that it no longer engages in.

Non-GAAP earnings per share for the third quarter of 2007, which excludes employee-related stock based compensation charges, was $0.00. This compares with a non-GAAP loss per share of $1.72 in the third quarter of 2006.  Non GAAP loss per share for the nine month period ended September 30, 2007 was $0.02, compared with a non-GAAP loss per share of $2.04 in the nine month period ended September 30, 2006. The Company reports earnings (loss) per share on a GAAP and non-GAAP basis, as well as a non-GAAP measure it calls Adjusted Margin.  For more information on these non-GAAP financial measures, please see below.  The non-GAAP measures are also reconciled to their corresponding GAAP measures in the accompanying tables below.

For the third quarter of 2007, the Company’s combined volume of CNG and LNG delivered increased to 20.0 million gasoline gallon equivalents (Gallons), compared with 18.2 million Gallons in the same period a year ago.  For the nine month period ended September 30, 2007, the combined volume of CNG and LNG delivered rose to 57.1 million Gallons, up from 50.7 million Gallons for the same period in 2006.

Adjusted Margin was $9.3 million for the third quarter of 2007, compared with $4.4 million for the same quarter last year.  Adjusted Margin for the nine month period ended September 30, 2007 was $26.2 million, compared with $12.9 million in the nine month period ended September 30, 2006.  Adjusted margin is a financial measure intended to approximate the margin results that would have been reported in a particular period had the Company’s underlying futures contracts related to its fixed price and price cap contracts qualified for hedge accounting under SFAS No. 133 and been held to maturity.  Adjusted Margin is discussed in more detail below.  Adjusted Margin amounts for the three and nine periods ended September 30, 2007 include fuel tax credits which first became available on October 1, 2006.

“In the nearly 10 years since we founded Clean Energy, we have never seen a more positive environment for natural gas as a transportation fuel.  This environment includes record oil prices, the widening spread between the price of natural gas and oil, the significant focus on climate change and low carbon fuels, and the continuing legislative push to use alternative fuels,” said Andrew J. Littlefair, Clean Energy President and Chief Executive Officer.  “Our core business of selling CNG and LNG as a vehicle fuel to fleet operators, which accounts for approximately 95% of our revenues, performed well during the third quarter of 2007 by generating Adjusted Margins of $0.47 per Gallon.

“Additionally, we continued to make progress on the development of our fueling stations at the Ports of Los Angeles and Long Beach whose combined Clean Air Plans envision adding 5,300 heavy duty LNG trucks.  We are finishing the construction on our first station and are in the design phase on two more stations that will service fleets at the Ports.  Construction is also underway on our California LNG plant, which will be the first, large-scale LNG plant in California and will service the LNG fuel needs of the Ports as well as other heavy-duty trucking operations in the Southwest.  On the international front, we are about to open our first fueling station in Lima, Peru, which will serve the burgeoning demand for natural gas there.”

Strengthened Balance Sheet

At September 30, 2007, total cash and cash equivalents were $74.8 million, up from $0.9 million on December 31, 2006.  In May 2007, the Company completed an initial public offering of 10 million shares of its common stock at $12 per share and received net proceeds, after deducting underwriting discounts and offering costs, of $108.5 million.

Capital Expenditures

Total capital expenditures for the first nine months of 2007 were $30.3 million, and primarily related to construction of the Company’s LNG plant in California, construction of additional CNG and LNG stations, and the purchase of additional LNG tanker trailers.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which statements are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: Adjusted Margin and non-GAAP earnings per share (Non-GAAP EPS).  The presentation of this financial information is not intended to be considered in isolation from, or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain expenses that may not be indicative of our recurring core business operating results and may help in comparing our current-period results with those of prior periods.  Management believes that they benefit and investors benefit from referring to these non-GAAP financial measures in assessing Company performance and when planning, forecasting and analyzing future periods. Management believes these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by institutional investors and the analyst community to help them analyze the health of Clean Energy’s business.

The material limitations of Adjusted Margin and Non-GAAP EPS are as follows:  Adjusted Margin and Non-GAAP EPS are not recognized terms under GAAP and do not purport to be an alternative to gross margin or earnings per share as an indicator of operating performance or any other GAAP measure.  Moreover, because not all companies use identical measures and calculations, the presentation of Adjusted Margin and Non-GAAP EPS may not be comparable to other similarly-titled measures of other companies.  These limitations are compensated for by using Adjusted Margin and Non-GAAP EPS in conjunction with traditional GAAP operating performance and cash flow measures, and therefore, management does not recommend placing undue reliance on these measures.

Adjusted Margin

Approximately 25-30% of Clean Energy’s current natural gas fuel sales are covered by contracts under which the Company is obligated to sell fuel to customers at a fixed price or a variable price subject to a cap.  The Company’s policy is to purchase natural gas futures contracts to cover its estimated fuel sales under these sales contracts to mitigate the risk that natural gas prices may rise above the natural gas component of the price at which the Company is obligated to sell gas to its customers.  From time to time in the past, Clean Energy has sold these underlying futures contracts when it believed natural gas prices were going to fall.  At December 31, 2006, the Company had sold all such futures contracts associated with fixed-price and price cap sales contracts and did not purchase any futures contracts during the first nine months of 2007.

Management uses a measure called Adjusted Margin to measure operating performance and manage its business.  Adjusted Margin is defined as operating income (loss), plus (1) depreciation and amortization, (2) selling, general and administrative expenses, and (3) derivative (gains) losses, the sum of which is adjusted by a non-GAAP measure which management calls “futures contract adjustment,” which is described below.  Management believes Adjusted Margin provides helpful information for investors about the underlying profitability of the Company’s fuel sales activities.  Adjusted Margin attempts to approximate the results that would have been reported if the underlying futures contracts related to its fixed price and price cap contracts would have qualified for hedge accounting under SFAS No. 133 and were held until they matured.

Futures contract adjustment reflects the gain or loss that would have been experienced in a respective period on the underlying futures contracts associated with the Company’s fixed price and price cap contracts had those underlying futures contracts been held and allowed to mature according to their contract terms.

The table below shows Adjusted Margin and also reconciles these figures to the GAAP measure operating income (loss):

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2006	2007	2006	2007
Operating Income (Loss)	$(68,210,698)	$(2,385,361)	$(74,499,711)	$(7,419,259)
Futures contract adjustment	405,330	387,960	3,026,921	2,278,253
Derivative (gains) losses	64,999,238	—	65,281,586	—
Selling, general, and administrative	5,599,136	9,528,605	14,864,820	26,269,201
Depreciation and amortization	1,620,387	1,814,176	4,221,116	5,090,396
Adjusted Margin	$4,413,393	$9,345,380	$12,894,732	$26,218,591

Non-GAAP EPS

Non-GAAP EPS is defined as net income (loss) plus employee-related stock based compensation, net of related tax benefits, divided by the Company’s weighted average shares outstanding on a diluted basis.

The table below shows Non-GAAP EPS and also reconciles these figures to the GAAP measure net income (loss):

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2006	2007	2006	2007
Net Income (Loss)	$(58,815,257)	$(1,544,970)	$(62,918,068)	$(5,978,051)
Employee Stock Based Compensation, Net of Tax Benefits	—	1,570,289	—	5,357,943
Adjusted Net Income (Loss)	(58,815,257)	25,319	(62,918,068)	(620,108)
Diluted Weighted Average Common Shares Outstanding	34,179,961	44,195,339	30,829,470	38,919,129
Non-GAAP Earnings (Loss) Per Share	$(1.72)	$0.00	$(2.04)	$(0.02)

Conference Call

The Company will host an investor conference call today at 5:00 p.m. Eastern (2:00 p.m. Pacific).  The live call can be accessed from the US by dialing (888) 263-2958, or by dialing (913) 312-6666 from outside the U.S.  A telephone replay will be available approximately two hours after the call concludes and will be available through Monday, November 26, 2007, by dialing (888) 203-1112 from the U.S., or (719) 457-0820 from international locations, and entering confirmation code 4788764.

There also will be a simultaneous webcast available on the Investor Relations section of the Company’s web site at  www.cleanenergyfuels.com, which will be archived on the Company’s web site for 30 days.

About Clean Energy

Clean Energy, based in Seal Beach, Calif., is the leading provider of natural gas for transportation in North America.  It has a broad customer base in the refuse, transit, shuttle, taxi, intrastate and interstate trucking, airport and municipal fleet markets, fueling more than 14,000 vehicles daily at strategic locations across the United States and Canada. Additional information about the Company can be found at: www.cleanenergyfuels.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding the demand for our products and services, primarily being the sale of CNG and LNG, and our ability to continue to grow our business.  Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, changes in the prices of natural gas relative to gasoline and diesel, the acceptance of natural gas vehicles in fleet markets, the availability of natural gas vehicles, difficulties expanding operations outside the United States and Canada, the progress of the clean air plans at the Ports of Los Angeles and Long Beach, and the development of competing technologies that are perceived to be cleaner and more cost-effective than natural gas.  The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances.  Additionally, the Company’s initial public offering prospectus filed with the SEC (www.sec.gov) on May 25, 2007, and the Company’s Form 10-Q filed with the SEC on August 14, 2007, both contain risk factors which you should consider before investing.

Contact:

Clean Energy Fuels Corp.

Rick Wheeler, Chief Financial Officer

562.493.2804

ICR, Inc.

Ina McGuinness / John Mills

310.954.1100

Clean Energy Fuels Corp. and Subsidiaries
Condensed Consolidated Balance Sheets
December 31, 2006 and September 30, 2007 (Unaudited)

	December 31, 2006	September 30, 2007

Assets
Current assets:
Cash and cash equivalents	$937,445	$74,769,017
Short-term investments	—	14,809,636
Accounts receivable, net of allowance for doubtful accounts of $352,050 and $470,607 as of December 31, 2006 and September 30, 2007, respectively	10,997,328	10,579,361
Other receivables	37,818,905	16,715,379
Inventories, net	2,558,689	3,780,465
Prepaid expenses and other current assets	4,862,335	12,102,458
Total current assets	57,174,702	132,756,316

Land, property and equipment, net	54,888,739	80,471,904
Capital lease receivables	1,412,500	863,250
Notes receivable and other long term assets	2,499,106	13,741,968
Goodwill and other intangible assets	20,957,589	20,930,971
Total assets	$136,932,636	$248,764,409

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long term debt and capital lease obligations	$57,499	$61,958
Accounts payable	6,697,363	7,875,906
Accrued liabilities	5,023,051	7,101,027
Deferred revenue	585,505	557,763
Total current liabilities	12,363,418	15,596,654

Long term debt and capital lease obligations, less current portion	224,897	177,855
Other long term liabilities	1,428,464	1,361,912
Total liabilities	14,016,779	17,136,421

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $0.0001 per share. 1,000,000 shares authorized; issued and outstanding, no shares	—	—
Common stock, par value $0.0001 per share. 99,000,000 shares authorized; issued and outstanding 34,192,161 shares and 44,210,245 shares at December 31, 2006 and September 30, 2007, respectively	3,419	4,421
Additional paid-in capital	181,678,861	295,704,376
Accumulated deficit	(60,192,221)	(66,170,272)
Accumulated other comprehensive income	1,425,798	2,089,463
Total stockholders’ equity	122,915,857	231,627,988
Total liabilities and stockholders’ equity	$136,932,636	$248,764,409

Clean Energy Fuels Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
For the Three and Nine Months Ended
September 30, 2006 and 2007
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2007	2006	2007

Revenue	$22,245,867	$29,210,164	$64,800,859	$88,040,804
Operating expenses:
Cost of sales	18,237,804	20,252,744	54,933,048	64,100,466
Derivative losses	64,999,238	—	65,281,586	—
Selling, general and administrative	5,599,136	9,528,605	14,864,820	26,269,201
Depreciation and amortization	1,620,387	1,814,176	4,221,116	5,090,396
Total operating expenses	90,456,565	31,595,525	139,300,570	95,460,063
Operating loss	(68,210,698)	(2,385,361)	(74,499,711)	(7,419,259)

Interest income, net	(408,143)	(1,414,120)	(818,943)	(2,253,083)
Other expense, net	53,141	50,000	11,075	229,177
Loss before income taxes	(67,855,696)	(1,021,241)	(73,691,843)	(5,395,353)
Income tax expense (benefit)	(9,040,439)	523,729	(10,773,775)	582,698
Net loss	$(58,815,257)	$(1,544,970)	$(62,918,068)	$(5,978,051)

Loss per share
Basic	$(1.72)	$(0.03)	$(2.04)	$(0.15)
Diluted	$(1.72)	$(0.03)	$(2.04)	$(0.15)

Weighted average common shares outstanding
Basic	34,179,961	44,195,339	30,829,470	38,919,129
Diluted	34,179,961	44,195,339	30,829,470	38,919,129

Included in net loss are the following amounts (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2007	2006	2007
Construction Revenues	0.1	0.1	0.2	3.3
Construction Cost of Sales	—	—	—	(2.8)
Fuel Tax Credits	—	4.5	—	12.8
Employee Stock Option Expense, Net of Tax Benefits	—	(1.6)	—	(5.4)

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